                                   EXHIBIT 4.7

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR THE ISSUER OF THESE SECURITIES RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS.

                     MDU COMMUNICATIONS INTERNATIONAL, INC.

                              --------------------

                        WARRANT TO PURCHASE COMMON STOCK

     This is to certify that, for value received and subject to the terms and conditions set forth below, _________________________, is entitled to purchase at any time on or after ___________ and on or before ___________, and MDU Communications International, Inc., a Delaware corporation ("the Company"), promises and agrees to sell and issue, up to _______ shares of Common Stock (hereinafter defined) at a price of ________ (US$_____) per share ("Exercise Price").

     This Warrant is issued subject to the following terms and conditions:

     1. DEFINITIONS. Except as may be otherwise clearly required by the context, the following terms shall have the following meanings:

          "COMMON STOCK" means the Common Stock of the Company.

          "COMPANY" means MDU Communications International, Inc., a Delaware corporation.

          "EXERCISE PRICE" means the price at which a Warrant Holder may purchase one share of Common Stock (or Securities obtainable in lieu of one share of Common Stock) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.

          "SECURITIES" means the Common Stock or other securities obtained or obtainable upon exercise of the Warrants.

          "WARRANT HOLDER" means the person named in the initial paragraph of this certificate or any successor who is a record holder of Warrants.

          "WARRANTS" means the warrants evidenced by this certificate or by any certificate obtained upon transfer or partial exercise of Warrants.

     2. EXERCISE OF WARRANTS. All or any part of the Warrants may be exercised by surrendering this certificate, together with appropriate instructions, duly executed by the Warrant Holder, or by its duly authorized attorney, at the office of the Company, 108 - 11951 Hammersmith Way, Richmond, British Columbia, Canada, or at such other office or agency as the Company may designate by written notice to the Warrant Holder, accompanied by payment in full, in lawful money of the United States of the Exercise Price payable for the Securities being issued on exercise of such Warrants. If fewer than all the Warrants evidenced by this certificate are exercised, the Company will, upon such exercise, execute and deliver to the Warrant Holder a new certificate (dated the date hereof), in form and tenor substantially similar to this certificate, evidencing the Warrants not exercised. The Securities to be obtained on exercise of the Warrants shall be deemed to have been issued, and any person exercising the Warrants shall be deemed to have become a holder of record of those Securities, as of the date of the surrender of this certificate and the payment of the Exercise Price.

     3. ADJUSTMENTS IN CERTAIN EVENTS. The number, class and Exercise Price of Securities for which this certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a) STOCK DIVIDENDS, SPLITS, ETC. If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock which may be purchased under this certificate shall be proportionately increased and the Exercise Price proportionately decreased; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock which may be purchased under this certificate shall be proportionately reduced and the Exercise Price proportionately increased. The increases and reductions provided for in this SECTION 3(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the aggregate Exercise Price for such percentage upon such exercise shall be affected by any event described in this SECTION 3(a).

          (b) MERGERS, CONSOLIDATIONS, ETC. In case of any change in the Common Stock of the Company through merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company (not including the issuance of additional shares of Common Stock by the Company other than by stock split or stock dividend), then, as a condition of the change in the capital structure of the Company, lawful and adequate provision shall be made so that the holder of this certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure, it had held the number of shares of Common Stock obtainable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be possible, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any change in its capital structure described in this SECTION 3(b) to occur unless the issuer of the shares of stock or other securities to be received by the holder of this certificate, if not the Company, agrees to be bound by and comply with the provisions of this certificate.

          (c) DETERMINATION AND NOTICE OF EXERCISE PRICE. When any adjustment is required to be made in the number of shares of Common Stock, Exercise Price, other securities, or the property purchasable upon exercise of the Warrants as provided in SECTION 3(b), the Company shall promptly determine the new Exercise Price, number of such shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new Exercise Price or number of such shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to the Warrant Holder within sixty (60) days after the date when the event giving rise to the adjustment occurred.

          (d) NO FRACTIONAL SHARES. No fractional shares of Common Stock or other Securities will be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of fractional shares, a cash payment therefor on the basis of (i) the mean between the bid and asked prices in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise or (ii) such other means of determining the fair market value of the Common Stock as is approved by the Company's Board of Directors.

          (e) ISSUANCE OF PREFERRED SECURITIES, ETC. If preferred securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of any or all of the Company's Common Stock, such number of securities shall be distributed to the Warrant Holder upon exercise of his rights hereunder as such Warrant Holder or assignee would have been entitled to if this Warrant had been exercised prior to such distribution. The provisions with respect to adjustment of the Company's Common Stock provided in this SECTION 3 shall also apply to the preferred securities and securities of any subsidiary to which the Warrant Holder or his assignee shall be entitled under this SECTION 3(e).

          (f) NO ADJUSTMENTS UPON EXERCISE OF WARRANTS. Notwithstanding anything herein to the contrary, there shall be no adjustment made hereunder on account of the sale of the Common Stock purchasable upon exercise of the Warrants.

     4. RESERVATION OF SHARES. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrants upon the basis set forth above shall at all times during the term of the Warrants be reserved for exercise.

     5. VALIDITY OF SECURITIES. All Securities delivered upon the exercise of the Warrants shall be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

     6. INVESTMENT REPRESENTATION. The Warrant Holder represents and warrants that it has acquired the Warrants, and will acquire the Common Stock or other Securities, if any, upon exercise of the Warrants, for its own account for investment and not with a view to the sale or other disposition of all or any part of the Warrants, Common Stock or other Securities. The Warrants, and the Common Stock or other Securities acquired or to be acquired upon exercise of the Warrants, may not be sold, transferred or otherwise hypothecated unless in the opinion of counsel for the Company the Warrants, Common Stock or other Securities may be sold, transferred or otherwise hypothecated without registration under the Act and any applicable state securities laws.

     An appropriate legend to the foregoing effect and of the type commonly placed on certificates evidencing privately placed securities may be placed on all certificates evidencing Securities.

     7. NO RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, the Warrant Holder shall not, by virtue of ownership of Warrants, be entitled to any rights of a shareholder of the Company but shall, upon written request to the Company, be entitled to receive such quarterly or annual reports as the

Company by mail shall distribute to its shareholders.

     8. NOTICE. Any notices required or permitted to be given hereunder shall be in writing and may be served personally or by mail; and if served by mail, shall be addressed as follows:

           If to the Company:
                                    MDU Communications International, Inc.
                                    108 - 11951 Hammersmith Way
                                    Richmond, B.C. V7A 5H9, CANADA

           If to the Warrant Holder:
                                    at the address furnished by the Warrant
                                    Holder to the Company in the subscription agreement for the purpose of notice.

     Any notice so given by mail shall be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

     9. APPLICABLE LAW. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         DATED as of _______________.

                                         MDU COMMUNICATIONS INTERNATIONAL, INC.


                                         per:
                                             Corporate Secretary

                                WARRANT EXERCISE


I/We, _____________________________, hereby exercise __________________ common share purchase warrants pursuant to Warrant 2000-B001and register the issued shares as follows:

REGISTRATION INFORMATION

Please register the issued Common Shares as follows:

Name:
     ---------------------------------------
         (Please print)

Address:
        ------------------------------------

        ------------------------------------

        ------------------------------------


If the Warrant Holder is an individual, please complete the following:

--------------------------------          --------------------------------
Signature of Witness                          Signature of Warrant Holder

--------------------------------          --------------------------------
Name of Witness (Please Print)            Name of Warrant Holder (Please Print)


If the Warrant Holder is a corporation, please have a duly authorized signatory sign here and complete the section below:

THE CORPORATE SEAL of:                      )
                                            )
-------------------------------             )
(Name of Warrant Holder) was hereunto)          c/s
affixed in the presence of:                 )
                                            )
-------------------------------             )
Authorized Signatory                        )
                                            )